Exhibit 99.2

                            Form 3 Continuation Sheet

This Statement on Form 3 is filed by TCG Holdings L.L.C., a Delaware limited liability company. The principal business address is c/o The Carlyle Group, 1001
Pennsylvania Avenue NW, Suite 2200 South, Washington, DC 20004.

Name of Designated Filer: TCG Holdings L.L.C.
Date of Event Requiring Statement: July 21, 2004
Issuer Name and Ticker or Trading Symbol: Dex Media, Inc. (DEX)

                                            TCG HOLDINGS, L.L.C.

                                            By:    /S/ BRUCE ROSENBLUM
                                                   -----------------------------
                                                   Name:      Bruce Rosenblum
                                                   Title:     Managing Director